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                             EXHIBIT 4

                       BROWN & BROWN, INC.

         2000 INCENTIVE STOCK OPTION PLAN FOR EMPLOYEES


     Establishment, Purpose and Term of Plan.

          0.1  ESTABLISHMENT.  Brown & Brown, Inc. 2000 Incentive
Stock   Option  Plan  for  Employees  (the  "Plan")   is   hereby
established  effective  as of January  1,  2000  (the  "Effective
Date").

           0.2 PURPOSE. The purpose of the Plan is to promote the success of the Corporation and its stockholders by attracting and retaining employees by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Corporation. The opportunity so provided and the receipt of Options as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation for the benefit of customers and stockholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. Such Options will be granted to certain Employees to recognize and reward outstanding individual performance.

           0.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 3.1 has been increased at any time, all Options shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board.

     1.   DEFINITIONS AND CONSTRUCTIONS.

           1.1 DEFINITIONs. Whenever used herein, the following terms shall have their respective meanings set forth below:

                (a) "BOARD" means the Board of Directors of the Corporation.

                (b)   "CODE" means the Internal Revenue  Code  of
     1986, as amended, and any applicable regulations promulgated thereunder.

                (c) "COMMITTEE" means the Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan.

                (d)   "CORPORATION" means Brown & Brown, Inc.,  a
     Florida corporation, or any successor corporation thereto.

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                 (e)   "DISABILITY"  means,  with  respect  to  a
     particular  Optionee, that he or she is entitled to  receive
     benefits  under  the  long-term  disability  plan   of   the
     Corporation or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person's occupation at the time when such disability commenced, or, if the Optionee was retired when such
     disability  commenced,  the  inability  to  engage  in   any
     substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

                (f) "EMPLOYEE" means any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Corporation and its Subsidiaries.

                (g)  "EXCHANGE ACT" means the Securities Exchange
     Act of 1934, as amended.

                (h) "FAIR MARKET VALUE" means, as of any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by THE WALL STREET JOURNAL, if published) on the day prior to such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.

                (i) "INCENTIVE STOCK OPTION" means an Option so denominated in the Option Agreement and which qualifies as an incentive stock option within the meaning of Section
     422(b) of the Code.

                (j) "NONQUALIFIED STOCK OPTION" means an Option so denominated or which does not qualify as an Incentive
     Stock Option.

                (k) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 3.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

                (l) "OPTION AGREEMENT" means a written agreement between the Corporation and an Optionee setting forth the terms, conditions and restrictions of an Option granted to the Optionee.

                (m) "OPTIONEE" means a person who has been granted one or more Options under this Plan and has executed an Option Agreement.

                (n) "OWNERSHIP CHANGE EVENT" shall mean the occurrence of any of the following with respect to the
     Corporation:

                          (i)   the  direct or indirect  sale  or
          exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock or beneficial ownership of the Corporation;

                          (ii) a merger or consolidation in which
          the Corporation is a party; or


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                           (iii)       the  sale,  exchange,   or
          transfer of all or substantially all of the assets of the Corporation.

                (o)   "RULE  16B-3" means Rule  16b-3  under  the
     Exchange Act, as amended from time to time, or any successor rule or regulation.

               (p) "STOCK" means the Corporation's common stock, $.10 par value, as adjusted from time to time in accordance with Section 3.2.

                (q)   "SUBSIDIARY"  means any present  or  future
     "subsidiary corporation" of the Corporation, as  defined  in
     Section 424(f) of the Code.

                 (r) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation within the meaning of Section 422(b)(6) of the Code. For the purpose of determining under any provision of this Plan whether an Optionee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, attribution rules contained in Section 424(d) of the Code shall apply.

               (s) "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

           1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

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     2.   ADMINISTRATION.

          2.1 ADMINISTRATION. The Plan shall be administered by the Committee which shall be duly appointed by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Option. The composition of the Committee shall at all times comply with the requirements of Rule 16b-3 under the Exchange Act and with the requirements of Section 162(m) of the Code, and all members of the Committee shall be "non-employee directors" as defined by Rule 16b-3 and "outside directors" as referred to in Section 162(m).

          2.2 POWERS OF THE COMMITTEE. The Committee shall have full power and authority with respect to the Plan, except those specifically reserved to the Board, and subject at all times to the terms of the Plan and any applicable limitations imposed by law. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:

                (a)   to  determine the persons to whom, and  the
     time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option, which determination need not be uniform among persons similarly situated and may be made selectively among Employees;

                (b)   to  designate  Options as  Incentive  Stock
     Options or Nonqualified Stock Options;

                (c) to determine the terms, conditions and restrictions applicable (which need not be identical) to each Option, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligations arising in connection with the Option, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of the Option, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with Corporation on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                (d)   to  approve  one or more  forms  of  Option
Agreement;

                (e) to amend the exercisability of any Option, including with respect to the period following an Optionee's termination of employment or service with the Corporation;

                 (f)   to  prescribe,  amend  or  rescind  rules,
     guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws


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     of, or to accommodate   the   tax  policy  or   custom   of,
     foreign jurisdictions whose citizens may be granted Options;

           (g) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Committee may deem advisable to the extent consistent with the Plan and applicable law;

                (h) to establish performance goals on which the vesting of the Options are based; and

                (i) to certify in writing that such performance goals referred to in subsection (h) above have been met.

           2.3  DISINTERESTED ADMINISTRATION.  The Plan shall  be
administrated    in    compliance   with    the    "disinterested
administration" requirements of Rule 16b-3, specifically but not limited to 16b-3(d)(1).

     3.   SHARES SUBJECT TO PLAN.

           3.1 MAXIMUM NUMBER OF SHARES ISSUABLe. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three hundred thousand (300,000) and shall consist of authorized by unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled prior to being fully exercised, the shares of Stock allocable to the unexercised portion of such Option shall again be available for issuance under the Plan. The maximum number of shares of Stock subject to any Option issued to any Optionee under the Plan shall be three hundred thousand (300,000).

           3.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Corporation, appropriate adjustments shall be made in the number and class of shares available for issuance under the Plan as set forth in
Section  3.1  and  in  the  number and class  of  shares  of  any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Committee shall amend the outstanding Options to provide that such Options are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 3.2 shall be rounded up or down to the nearest whole number, as determined by the Committee, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section
3.2 shall be final, binding and conclusive.

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     4.   ELIGIBILITY AND OPTION LIMITATIONS.

           4.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to officers and Employees of the Corporation, as designated by the Committee in its sole discretion. Only Employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Committee's designation of a person as a participant in any year does not require the Committee to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Committee, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights and other benefits previously were granted to him or her under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Corporation may also participate in this Plan.

           4.2  DIRECTORS SERVING ON COMMITTEE.  No member of the
Committee, while a member, shall be eligible to be granted an Option.

           4.3 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Corporation, including this Plan) exceeds One Hundred Thousand Dollars ($100,000), that portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 4.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 4.3, such different limitation shall be deemed incorporated herein, effective as of the date of and with respect to such Options as required or permitted by, such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 4.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate stock certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

           4.4 NO RIGHT OF GRANT OR EMPLOYMENT. No employee of the Corporation or a Subsidiary shall have any claim or right to be granted an Option under the Plan, or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be retained in the employ or service of the Company or a Subsidiary, or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such Employee's employment at any time.

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      5.    TERMS  AND CONDITIONS OF GRANTS.   Options  shall  be
evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

           5.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Committee; PROVIDED, HOWEVER, that if an Option is an Incentive Stock Option, (a) the exercise price per share for such Option shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than on hundred ten (110%) of the Fair Market Value of a share of Stock on the effective date of grant of such Option. The exercise price for a Nonqualified Stock Option shall be the same as provided above, unless otherwise determined by the Committee. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

           5.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; PROVIDED, HOWEVER, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option; and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

          5.3  PAYMENT OF OPTION EXERCISE PRICE.

               (a)  FORMS OF CONSIDERATION AUTHORIZED.  Except as
     otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to the exercise of any Option shall be made (i) in cash, by check, or by cash equivalent, (ii) by tender to the Corporation of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Corporation without regard to any restrictions on transferability applicable to such Stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 6 hereof, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of considerations.


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                 (b)   TENDER  OF  STOCK.   Notwithstanding   the
     foregoing, an Option may not be exercised by tender to the Corporation of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the
     Corporation's  Stock.   Unless  otherwise  provided  by  the
     Committee, an Option may not be exercised by tender to the Corporation of shares of Stock unless such shares either (i) have been owned by the Optionee for more than six (6) months or (ii) were not acquired, directly or indirectly, from the Corporation.

               (c) CASHLESS EXERCISE. The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

           5.4 TAX WITHHOLDING. The Corporation shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, a number of whole shares of Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Option. Alternatively, or in addition, in its sole discretion, the Corporation shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the exercise. The Corporation shall have no obligation to deliver shares of Stock or cash, or to release shares of Stock from an escrow established pursuant to the Option Agreement, until the Corporation's tax withholding obligations have been satisfied by the Optionee.

     6.   STANDARD FORMS OF OPTION AGREEMENT.

            6.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement as adopted by the Committee and as amended from time to time.

           6.2 NONQUALIFIED STOCK OPTIONS. Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Agreement as adopted by the Committee and as amended from time to time.

           6.3 STANDARD TERM OF OPTIONS. Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

           6.4 STANDARD VESTING PROVISIONS. Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall become vested based upon the attainment of certain performance levels as described in the Option Agreement executed in connection with such Option.

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          6.5  AUTHORITY TO VARY TERMS.  The Committee shall have
the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 6
either  in  connection  with  the  grant  or  amendment  of   any
individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. The Committee, may in its discretion, provide for the extension of the exercise period of an Option, accelerate the vesting of an Option, eliminate or make less restrictive any restrictions contained in an Option Agreement, or waive any restriction or provision of this Plan or an Option Agreement in any manner that is either (i) not adverse to the Optionee or (ii) consented to by the Optionee.

      7. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Following an Optionee's death, the Option shall be exercisable to the extent provided in Section 8 below.

     8.   EFFECT OF TERMINATION OF SERVICE.

          8.1  OPTION EXERCISABILITY.

                (a) TIME OF SERVICE. No Option granted under this Plan may be exercised before the Optionee's completion of such period of service as may be specified by the Committee in the Option Agreement. Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section 8.1, the Optionee may exercise the Option in full or in part at any time until expiration of the Option.

                (b) CONTINUED EMPLOYMENT. An Optionee cannot exercise an Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date such Option was granted. The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

                (c) TERMINATION OF SERVICE. Except as provided in subsections (d), (e), (f) and (g) of this Section 8.1, an Optionee cannot exercise an Option after he ceases to be an Employee of the Corporation, unless the Committee, in its sole discretion, grants the recipient an extension of time to exercise the Option after termination of employment. The extension of time of exercise that may be granted by the Committee under this subsection (c) shall not exceed three
     (3) months after the date on which an Optionee's employment terminates and in no case shall extend beyond the stated expiration date of the Option.

                (d) RETIREMENT. If an Optionee ceases to be an Employee as a result of retirement, the Option, to the extent unexercised and exercisable on the date of his or her retirement, may be exercised by the Optionee at any time prior to the expiration of three (3)

<PAGE 10>

     months after the date on which he or she ceases to be an Employee (but no later than the stated expiration date of the Option). An Employee shall be regarded as retired if he terminates employment after his or her sixty-fifth (65th) birthday.

                (e) DISABILITY. If the Optionee's service with the Corporation is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's service terminated, but in any event not later than the Option expiration date.

                (f)   DEATH.  If the Optionee's service with  the
     Corporation  is  terminated because  of  the  death  of  the
     Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date.

                (g) TERMINATION AFTER TRANSFER OF CONTROL. If the Optionee's service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 8.2) hereof, (i) the Option may be exercised by the Optionee at any time prior to the expiration of three
     (3) months from the date on which the Optionee's service terminated, but in any event no later than the Option
     Expiration Date, and (ii) notwithstanding any other provision of the Option Agreement or this Plan to the contrary, the Employee shall be deemed to have vested one hundred percent (100%) As of the date of such Transfer After Termination of Control.

     8.2  TERMINATION AFTER TRANSFER OF CONTROL.

          (a) "TERMINATION AFTER TRANSFER OF CONTROL" shall mean either of the following events occurring after a Transfer of
     Control:

                     (i)   termination by the Corporation of  the
          Optionee's service with Corporation, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or

                    (ii) upon Optionee's Constructive Termination
          (as defined below), the Optionee's resignation from service with the Corporation within twelve (12) months following the Transfer of Control.

     Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Optionee's service with the Corporation which: (i) is a Termination for Cause (as defined below);
     (ii)  is  a  result of the Optionee's death  or  Disability;
     (iii) is a result of the Optionee's voluntary termination of service other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

<PAGE 11>


           (b) "TERMINATION FOR CAUSE" shall mean termination by the Corporation of the Optionee's service with the Corporation for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Corporation records; (ii) improper use or disclosure of the Corporation's confidential or proprietary information; (iii) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Optionee of any employment agreement between the Optionee and Corporation, which breach is not cured pursuant to the terms of such agreement; or (v) the Optionee's conviction of any criminal act which, in the Corporation's sole discretion, impairs Optionee's ability to perform his or her duties with Corporation. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Corporation.

           (c) "CONSTRUCTIVE TERMINATION" shall mean any one or more of the following:

                     (i)   without the Optionee's express written
          consent, the assignment to the Optionee of any duties, or any limitation of the Optionee's responsibilities, substantially inconsistent with the Optionee's positions, duties, responsibilities and status with the Corporation immediately prior to the date of a Transfer of Control;

                     (ii)  without the Optionee's express written
          consent, the relocation of the principal place of the Optionee's employment to a location that is more than fifty (50) miles from the Optionee's principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of a Transfer of Control;

                     (iii)     any failure by the Corporation  to
          pay,  or any material reduction by the Corporation  of,
          (A) the Optionee's base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Corporation with responsibilities, organizational level and title comparable to the Optionee's), or (B) the Optionee's bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee); or

                     (iv)  any failure by the Corporation to  (A)
          continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Corporation then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, the Corporation's life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (B) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which

<PAGE 12>
          customarily  includes a person  holding the employment
          position or a comparable position  with  the  Corporation
          then  held   by   the Optionee.

      9. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or a committee thereof or as officers or employees of the Corporation, members of the Board, the Committee and any officers or employees of the Corporation to whom authority to act for the Board or Committee is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Option, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; PROVIDED, HOWEVER, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, the Corporation shall pay the expenses (including reasonable attorneys' fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person's written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this
Section 9.

      10. TERMINATION OR AMENDMENT OF PLAN. The Committee, without further approval of the stockholders of the Corporation, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required shareholder or regulatory approval and to any conditions established by the terms of such amendment. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

      11. DISSOLUTION OF CORPORATION. Upon the dissolution of the Corporation, the Plan shall terminate and any and all Options previously granted hereunder shall lapse on the date of such dissolution.

       12. RIGHTS AS STOCKHOLDERS. No Optionee, nor any beneficiary or other person claiming through an Optionee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or that are subject to an Option until such shares of Stock shall have been issued to the Optionee or such beneficiary or other person. Furthermore, the existence of the Options shall not affect the right or power of the Corporation or its stockholders to make adjustments, or to effect any recapitalization, reorganization, or other changes in the Corporation's capital structure or its business; to issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Corporation or the rights thereof; to dissolve the Corporation or sell or transfer any part of its assets or business; or to do any other corporate act, whether of a similar character or otherwise.


<PAGE 13>

      13.   APPLICATION OF FUNDS.  The proceeds received  by  the
Corporation from the sale of Stock pursuant to Options granted under this Plan will be used for general corporate purposes.

      14.   CHOICE  OF  LAW.   The validity, interpretation,  and
administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the internal laws of the State of Florida. Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced shall be governed by the internal laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.

      15. NUMBER AND GENDER. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

      16. SHAREHOLDER APPROVAL. The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 3.1 hereof (THE "MAXIMUM SHARES") shall be approved by the stockholders of the Corporation within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

      IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that the foregoing Brown & Brown, Inc. 2000
Incentive Stock Option Plan for Employees was duly adopted by the Board on April 21, 2000.



                                   /S/ LAUREL L. GRAMMIG
                                   ___________________________
                                   Laurel L. Grammig
                                   Secretary